Exhibit 99.1

Investor Contact:	Company Contact:
Sharon Merrill Associates	Chris Vincze, CEO
(617) 542-5300	(978) 970-5600
trr@investorrelations.com	cvincze@trcsolutions.com

TRC Appoints Thomas W. Bennet, Jr.
as Chief Financial Officer

Industry Veteran Brings Operations and Financial Experience to Management Team

Lowell, MA. May 28, 2008 — TRC (NYSE: TRR) today announced that it has appointed Thomas W. Bennet, Jr., 48, as senior vice president and chief financial officer, effective June 2, 2008.  Bennet replaces Carl Paschetag who held the CFO position since April 2006.

TRC Chairman and Chief Executive Officer Chris Vincze said, “Tom possesses the finance and operations expertise necessary to support TRC as we move into the next stage of our turnaround and begin to optimize much of our organization.  He brings a wealth of knowledge in a variety of crucial areas.  In addition, Tom has extensive experience with the Vision reporting system.  We are pleased to welcome a seasoned professional like Tom to our management team.”

“We also would like to extend our sincere thanks to Carl for all of his hard work during the past two years at TRC,” said Vincze.  “He was instrumental in the development and execution of our three-year turnaround strategy, which is more than halfway complete.  We wish him well with his future endeavors.”

Bennet said, “It is exciting to join TRC at such an important juncture in the Company’s turnaround.  I believe the market opportunities available to TRC are significant, and I look forward to the opportunity to contribute to the Company’s growth.”

Prior to joining TRC, Bennet founded the Bennet Consulting Group, LLC, where he was working with a Utah-based energy services firm specializing in nuclear and environmental services.  Before that, he held the position of Chief Financial Officer and Vice President of Finance at Yankee Atomic Electric Company and Connecticut Yankee

Atomic Power.  Bennet began his career in the field as manager of financial planning and assistant treasurer at Vermont Yankee Nuclear Power.  In a series of financial management positions of increasing responsibility culminating in his appointment as Chief Financial Officer of Connecticut Yankee Atomic Power, Bennet oversaw the development and management of $50 million to $100 million annual operating budgets for two nuclear power corporations.  Bennet holds Master of Business Administration and Bachelor of Business Administration degrees from the University of Georgia.

About TRC
TRC is a customer-focused company that creates and implements sophisticated and innovative solutions to the challenges facing America’s environmental, infrastructure, power, and transportation markets. The Company is also a leading provider of technical, financial, risk management, and construction services to commercial and government customers across the country. For more information, visit TRC’s website at www.TRCsolutions.com.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as “may,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or other words of similar import. You should consider statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the availability and adequacy of insurance; the uncertainty of our operational and growth strategies; regulatory uncertainty; the availability of funding for government projects; the level of demand for our services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; recent changes in our  senior management; the results of outstanding litigation; risks arising from either failure to identify, or from identified material weaknesses in our internal controls over financial reporting or our inability to effectively remedy such weaknesses; our inability to comply with the terms of our credit facility and our lenders’ future unwillingness to waive our noncompliance; and general political or economic conditions.  Furthermore, market trends are subject to changes, which could adversely affect future results. See additional discussion in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, Quarterly Reports on Form 10-Q, and other factors detailed from time to time in our other filings with the Securities and Exchange Commission.